UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On October 20, 2014, Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (the “Company”), received notice from and announced that David West Griffin was stepping down from his position as Chief Financial Officer of the Company, as well as from all other positions with any subsidiaries or affiliates of the Company, which notice and announcement were effective immediately.

Appointment of Chief Financial Officer

The Company also announced that the Board of Directors of Company has appointed Bruce W. Busmire, age 57, as the Company’s Chief Financial Officer, effective October 20, 2014 (the “Effective Date”).

Mr. Busmire has more than 34 years of experience in the oil and gas industry and financial markets. Most recently, from March 2013 to September 2014, Mr. Busmire was Chief Financial Officer of Venari Resources, a private equity backed Deepwater Gulf of Mexico exploration company. Prior to that, Mr. Busmire was in key financial executive positions with Anadarko Petroleum Corporation for eight years, serving as Vice President of Finance and Treasurer after initially serving as Vice President and Chief Accounting Officer. Prior to his positions with Anadarko Petroleum, Mr. Busmire was Senior Vice President, Finance and Chief Financial Officer of Noble Corporation from 2005 to 2006. Prior to his time at Noble, he was a founding member of Pickering Energy Partners (now Tudor Pickering Holt & Co.), an energy investment and merchant banking firm. From 2000 to 2003, Mr. Busmire was Vice President of Investor Relations for Ocean Energy, a NYSE-listed company with operations in Deepwater Gulf of Mexico and West Africa, which was purchased by Devon Energy in February 2003. In the first 20 years of his career, Mr. Busmire held various positions of increased responsibility in accounting and senior management at Amoco Corporation. Mr. Busmire holds a bachelor of business administration degree in accounting from Lamar University, a master of business administration degree from the Kellogg Graduate School of Management at Northwestern University, and has been a Certified Public Accountant since 1985.

Mr. Busmire’s annual base salary will be $520,000, and he will receive an award of restricted stock in the amount of 250,000 units under the Company’s Long-Term Incentive Plan. The restricted stock will vest over three years assuming Mr. Busmire’s continued employment. Mr. Busmire is also eligible to participate in the Company’s annual bonus program at a target of 90% of base salary and to receive comparable employee and other benefits of similarly situated executives.

A copy of the press release announcing Mr. Griffin’s departure and Mr. Busmire’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated October 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: October 23, 2014	By:	/s/ John D. Schiller, Jr.
John D. Schiller, Jr.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated October 20, 2014.